Exhibit (d)(2)


                        BACK BAY RESTAURANT GROUP, INC.


PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS ON ___________, 1999 THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS


The undersigned, having received the Notice of Special Meeting of Stockholders and Proxy Statement of Back Bay Restaurant Group, Inc. (the "Company"), hereby appoint(s) _____________ and ______________, or either of them, proxies for the undersigned, with full power of substitution in each of them, to represent the undersigned at the Special Meeting of Stockholders of the Company to be held at Papa-Razzi Restaurant CambridgeSide Galleria, Cambridge, Massachusetts 02141 at 11:00 a.m. on _______________, 1999, and at any adjournment or postponement thereof, and thereat to vote and act in regard to all matters which may properly come before said meeting (except those matters as to which authority is hereinafter withheld) upon and in respect of all shares of Common Stock of the Company upon or in respect of which the undersigned would be entitled to vote or act and with all powers the undersigned would possess, if personally present, and especially (but without limiting the general authorization and power hereby given) to vote and act as indicated on the reverse.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

The undersigned hereby confer(s) upon said proxies, and each of them, discretionary authority to vote upon any other matters or proposals not known at the time of solicitation of this proxy which may properly come before the meeting.


Attendance of the undersigned at said meeting or at any adjournment or postponement thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat his or her intention to vote said shares in person. If a fiduciary capacity is attributed to the undersigned hereon, this proxy will be deemed signed by the undersigned in that capacity.


     PLEASE VOTE, DATE, SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.


HAS YOUR ADDRESS CHANGED?                              DO YOU HAVE ANY COMMENTS?

                           1. To consider and vote upon a proposal to approve        For    Against    Abstain
/X/ PLEASE MARK VOTES         and adopt the Agreement and Plan of Merger,            [ ]      [ ]        [ ]
AS IN THIS EXAMPLE            dated as of December 3, 1998, by and between
                              SRC Holdings, Inc., a Delaware corporation
                              ("Acquiror"), and Back Bay Restaurant Group,
                              Inc., a Delaware corporation (the "Company"),
                              pursuant to which Acquiror will be merged with
                              and into the Company with the Company being
                              the surviving corporation. A copy of the Merger
                              Agreement is attached as ANNEX I to the
                              accompanying Proxy Statement.


                           2. To transact such other and further business as may
                              properly come before the Special Meeting or any adjournments or postponements thereof.


                              Please be sure to sign and date this Proxy.   Date


                              Stockholder sign here          Co-owner sign here
                              ---------------------          ------------------

                              Mark the box at right if an address change or comment has been      / /
                              noted on the reverse side of this card.
